                                                EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274842 on Form S-3 and Registration Statement Nos. 333-179409, 333-205421, 333-259913, and 333-287628 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of EPAM Systems, Inc. and the effectiveness of EPAM Systems, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 26, 2026